SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

(  )     Preliminary Proxy Statement
(  )     Confidential, for Use of the Commission Only ( as permitted by Rule
         14a-6(e)(2))
(  )     Definitive Proxy Statement
( X)     Definitive Additional Materials
(  )     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              J.C. NICHOLS COMPANY
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( X)     No fee required

(  )     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

         1)    Title of each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed persuant to Exhcange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)    Proposed maximum aggregate value of transaction:

         5)    Total fee paid:


(  )     Fee paid previously with preliminary materials.

(  )     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

         2)    Form, Schedule, or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:


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                              J.C. NICHOLS COMPANY
                         Employee Stock Ownership Plan
                            Voting Instruction Form

-------------------
-------------------           Social Security Number:            -----------
-------------------           Location:                     J.C. NICHOLS COMPANY

Shares Allocated for Proxy Voting Purposes Only:            532,4957

IMPORTANT: Please note that you have voting authority for more shares of stock than are available for distribution from your account, should any such distribution occur. This is because, although all shares in the Trust are votable, a certain number of Trust shares are needed to retire debt currently owed by the Trust and those shares cannot be allocated to your account for distribution purposes. You will receive a participant statement, reflecting your December 31, 1997 share balance, not of Trust debt, at a later date.


             *****************************************************

                              VOTING INSTRUCTIONS

TO: INTRUST BANK, N.A., as Trustee of the J.C. Nichols Company Employee Stock Ownership Plan (the "ESOP")

I instruct the ESOP Trustee to vote the shares of common stock of J.C. Nichols Company credited to my ESOP account as follows with respect to the Agreement and Plan of Merger among the J.C. Nichols Company, Highwoods Properties, Inc. and Jackson Acquisition Corporation (check the dated box);

        [_]    Vote in favor of the merger.

        [_]    Vote against the merger.

        [_] Abstain from voting (this has the same effect as a vote against the merger).

I UNDERSAND THAT IF I SIGN AND RETURN THIS FORM BUT LEAVE THE ABOVE BOXES BLANK OR IF THIS FORM IS NOT RECEIVED BY INTRUST ON OR BEFORE NOON, JUNE 30, 1998, THEN THE TRUSTEE WILL VOTE THE SHARES CREDITED AS IT CHOOSES.


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                                   SIGN HERE

Signature:___________________________________   Date:___________________________
Provide address if different from above:

________________________________________________________________________________

________________________________________________________________________________

Phone Number: (      )                       Social Security Number:
              ______________________________ (If you are a beneficiary _________

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Please mail this form to INTRUST BANK, Johnson Co., N.A. P.O. Box 8338, Shawnee
Mission, KS 66208-9987,
ATTN: Advisory Network, in the enclosed addressed postage-paid envelope.
DO NOT SEND THIS FORM TO THE J.C. NICHOLS COMPANY.



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                             J. C. NICHOLS COMPANY
                                310 WARD PARKWAY
                           ON THE COUNTRY CLUB PLAZA
                          KANSAS CITY, MISSOURI 64112
                                  816/561-3456

                                                                    June 3, 1998

TO: ESOP PARTICIPANTS AND BENEFICIARIES

RE: Proposed Merger of JCN, Highwoods Properties, Inc., and Jackson
    Acquisition Corporation

     Please find enclosed a copy of the Proxy Statement/Prospectus provided to shareholders of JCN common stock for the Special Meeting of the shareholders to be held on July 1, 1998 for the purpose of voting upon the merger among JCN, Highwoods Properties, Inc. and Jackson Acquisition Corporation. We urge you to read these materials carefully.

     You are entitled to direct the Trustee of the ESOP how the votable shares of JCN common stock credited to your ESOP account will be voted at the Special Meeting. You may direct the ESOP Trustee to vote your votable shares in favor of the merger or against the merger or you may direct the ESOP Trustee not to vote your shares (which has the same effect as a vote against the merger).

Effect of the Merger on Your ESOP Account
-----------------------------------------

     If the holders of two-thirds of the shares of all JCN common stock (not just the stock owned by the ESOP) vote their shares in favor of the merger, each share of JCN common stock owned by the ESOP will be exchanged for the right to receive, (i) $65 in cash, or (ii) shares of Highwoods common stock, or (iii) a combination of the two. Currently, the ESOP Trustee has the power to choose cash or stock for you. The company and the ESOP Trustee are working together to give you the right to make that election. If your ESOP account is to receive Highwoods common stock, it will receive between 1.84 and 2.03 shares of Highwoods common stock for each share of JCN common stock. The number of shares of Highwoods common stock your ESOP account will receive will be determined by the trading price of Highwoods common stock during the 20 trading days prior to the closing of the merger. The exact number of Highwoods shares you will receive will not be known until the closing date. The stock or cash consideration would be credited to your ESOP account based on your proportionate share of the JCN common stock held by the ESOP immediately prior to the exchange.

Voting Instruction Form
-----------------------

     Please complete and sign the enclosed blue Voting Instruction Form and return the form in the enclosed postage-paid, return envelope addressed to the ESOP Trustee, INTRUST Bank. INTRUST will compile the instructions. INTRUST has agreed that your voting instructions will be held in strict confidence and will not be revealed to JCN or JCN personnel or management. Your voting instructions must be received by INTRUST no later than noon, June 30, 1998.
If your Voting Instruction Form is not received on or before that date, the votable shares of JCN common stock credited to your ESOP account will be voted by the Trustees as it chooses.

     IF YOU HAVE ANY QUESTIONS CONCERNING THE VOTING PROCEDURE, PLEASE CALL THE TOLL-FREE J.C. NICHOLS HELP-LINE FOR ESOP PARTICIPANTS: 1-888-750-5835.
                  YOU WILL NOT BE ASKED TO IDENTIFY YOURSELF.